Exhibit 99.1

Tyler Technologies Reports Third Quarter 2013 Earnings

Bookings and backlog reach new quarterly highs

PLANO, Texas – Oct. 23, 2013 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the third quarter ended September 30, 2013.

Third Quarter Financial Highlights:

•	Total revenue was $107.0 million in the third quarter of 2013, up 14.0 percent from $93.8 million in the third quarter of 2012. Organic revenue growth was 11.5 percent and acquisitions accounted for 2.5 percent growth.

•	Recurring software revenue from maintenance and subscriptions was $64.5 million for the quarter, an increase of 15.6 percent compared to the third quarter of 2012, and comprised 60.3 percent of third quarter 2013 revenue.

•	Operating income for the quarter was $17.9 million, a decrease of 4.3 percent from the third quarter of 2012.

•	Net income for the quarter was $11.0 million, or $0.32 per diluted share, compared to $10.8 million, or $0.33 per diluted share, for the third quarter of 2012.

•	Cash flow from operations for the quarter was $42.1 million, up 24.5 percent compared to $33.8 million for the third quarter of 2012.

•	Non-GAAP operating income for the quarter was $23.1 million, up 3.7 percent from $22.3 million for the third quarter of 2012.

•	Adjusted EBITDA for the quarter was $24.2 million, an increase of 2.9 percent, compared to $23.5 million for the third quarter of 2012.

•	Non-GAAP net income for the quarter was $14.7 million, or $0.42 per diluted share, compared to $13.2 million, or $0.40 per diluted share, for the third quarter of 2012.

•	Total backlog was $541.0 million at September 30, 2013, up 51.2 percent from $357.9 million at September 30, 2012. Software-related backlog (excluding appraisal services) was $517.6 million, an increase of 57.7 percent compared to $328.2 million at September 30, 2012. Backlog at September 30, 2013 included $71.5 million related to Tyler’s TexFile contract for an e-filing system for Texas courts, which was amended from a transaction-based arrangement to a fixed-price agreement.

“Tyler’s third quarter results were solid, with double-digit growth in all of our software-related revenue lines,” said John S. Marr Jr., Tyler’s president and chief executive officer. “Subscription revenues continue to be our fastest-growing line, increasing more than 34 percent as we added clients for our SaaS solutions and our e-filing offerings. However, as expected, our margins declined from last year as we incurred costs related to implementing the TexFile contract, as well as accelerated hiring to ensure we are well-positioned to deliver our current backlog and anticipated business. We expect that these costs will continue to pressure margins in the fourth quarter.

- more -

Tyler Technologies Reports Earnings

For Third Quarter 2013

Oct. 23, 2013

“Our bookings of $217 million were a record high, up 136 percent over the third quarter of 2012 (58 percent, excluding the impact of the TexFile contract amendment). This reflects our strong competitive position, as well as continued improvement in the local government market environment. Included in the contracts signed this quarter were agreements for our Odyssey® court management system for Washington and Idaho, our 10th and 11th statewide Odyssey contracts,” said Mr. Marr.

Guidance for 2013

As of October 23, 2013, Tyler Technologies is providing the following guidance for the full year 2013:

•	Tyler expects total revenues for 2013 to be in the range of $412 million to $416 million.

•	Tyler expects 2013 diluted earnings per share to be approximately $1.10 to $1.15.

•	Tyler expects 2013 non-GAAP diluted earnings per share to be approximately $1.49 to $1.54.

•	Tyler expects pretax non-cash, share-based compensation expense to be approximately $11.7 million.

•	Tyler expects that its effective tax rate for 2013 will be approximately 39.5 percent.

•	Tyler expects that capital expenditures for the year will be between $27.0 million and $28.0 million, including approximately $20.0 million related to real estate, and that total depreciation and amortization expense is expected to be between $14.0 million and $14.5 million, including approximately $6.5 million of amortization of acquisition intangibles.

Conference Call

Tyler Technologies will hold a conference call on Thursday, October 24, at 10:00 a.m. Eastern Daylight Time to discuss the Company’s results. To participate in the teleconference, please dial into the call a few minutes before the start time: 877-317-6789 (U.S. callers) and 412-317-6789 (international callers), and reference confirmation code 10034411 when prompted. A replay will be available two hours after the completion of the call through October 31, 2013. To access the replay, please dial 877-344-7529 (U.S. callers) and 412-317-0088 (international callers) and reference passcode 10034411. The live webcast and archived replay can also be accessed in the Investor section of Tyler’s website at www.tylertech.com.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to empower the public sector — cities, counties, schools and other government entities — to become more efficient, more accessible and more responsive to the needs of citizens. Tyler’s client base includes more than 11,000 local government offices in all 50 states, Canada, the Caribbean, the United Kingdom and other international locations. Forbes has named Tyler one of “America’s Best Small Companies” seven times and the company has been included four times on the Barron’s 400 Index, a measure of the most promising companies in America. More information about Plano-based Tyler Technologies can be found at www.tylertech.com.

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Tyler Technologies Reports Earnings

For Third Quarter 2013

Oct. 23, 2013

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance. Tyler believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude share-based compensation expense, employer portion of payroll taxes on employee stock transactions and expenses associated with amortization of intangibles arising from business combinations. We use these measures and believe they are useful to investors because they provide additional insight in comparing results from period to period.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

- more -

Tyler Technologies Reports Earnings

For Third Quarter 2013

Oct. 23, 2013

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our customers, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) material portions of our business require the Internet infrastructure to be further developed or adequately maintained; (4) our ability to achieve our financial forecasts due to various factors, including project delays by our customers, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (5) economic, political and market conditions, including the recent global economic and financial crisis, and the general tightening of access to debt or equity capital; (6) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (7) our ability to successfully complete acquisitions and achieve growth or operational synergies through the integration of acquired businesses while avoiding unanticipated costs and disruptions to existing operations; (8) competition in the industry in which we conduct business and the impact of competition on pricing, customer retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

###

(Comparative results follow)

Contact: Brian K. Miller

Executive Vice President - CFO

Tyler Technologies, Inc.

(972) 713-3720

brian.miller@tylertech.com

13-68

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Software licenses and royalties	$10,495	$8,973	$29,415	$24,958
Subscriptions	15,214	11,335	42,550	31,856
Software services	24,860	22,099	69,406	62,366
Maintenance	49,291	44,452	141,980	126,362
Appraisal services	5,207	5,594	15,854	17,047
Hardware and other	1,954	1,392	6,703	5,347

Total revenues	107,021	93,845	305,908	267,936

Cost of revenues:
Software licenses and royalties	583	458	1,701	1,508
Acquired software	513	478	1,585	1,370
Software services, maintenance and subscriptions	51,786	43,485	147,001	126,416
Appraisal services	3,360	3,598	10,577	11,270
Hardware and other	1,230	882	4,608	4,310

Total cost of revenues	57,472	48,901	165,472	144,874

Gross profit	49,549	44,944	140,436	123,062

Selling, general and administrative expenses	24,581	20,909	72,198	63,943
Research and development expense	5,982	4,273	17,174	14,775
Amortization of customer and trade name intangibles	1,129	1,103	3,388	3,186

Operating income	17,857	18,659	47,676	41,158
Other expense, net	285	849	919	2,325

Income before income taxes	17,572	17,810	46,757	38,833
Income tax provision	6,523	6,978	18,168	15,215

Net income	$11,049	$10,832	$28,589	$23,618

Earnings per common share:
Basic	$0.34	$0.36	$0.90	$0.78

Diluted	$0.32	$0.33	$0.83	$0.72

Weighted average common shares outstanding:
Basic	32,037	30,387	31,825	30,267
Diluted	34,764	32,986	34,474	32,838

TYLER TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$49,549	$44,944	$140,436	$123,062
Non-GAAP adjustments:
Add: Share-based compensation expense included in cost of revenues	408	286	1,087	791
Add: Amortization of acquired software	513	478	1,585	1,370

Non-GAAP gross profit	$50,470	$45,708	$143,108	$125,223

Non-GAAP gross margin	47.2%	48.7%	46.8%	46.7%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$17,857	$18,659	$47,676	$41,158
Non-GAAP adjustments:
Add: Share-based compensation expense	3,061	1,903	8,539	5,506
Add: Employer portion of payroll tax related to employee stock transactions	510	110	510	110
Add: Amortization of acquired software	513	478	1,585	1,370
Add: Amortization of customer and trade name intangibles	1,129	1,103	3,388	3,186

Non-GAAP adjustments subtotal	$5,213	$3,594	$14,022	$10,172

Non-GAAP operating income	$23,070	$22,253	$61,698	$51,330

Non-GAAP operating margin	21.6%	23.7%	20.2%	19.2%

Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$11,049	$10,832	$28,589	$23,618
Non-GAAP adjustments:
Add: Total non-GAAP adjustments affecting operating income	5,213	3,594	14,022	10,172
Less: Tax impact related to non-GAAP adjustments	(1,590)	(1,188)	(4,244)	(3,135)

Non-GAAP net income	$14,672	$13,238	$38,367	$30,655

Non-GAAP earnings per diluted share	$0.42	$0.40	$1.11	$0.93

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$408	$286	$1,087	$791
Selling, general and administrative expenses	2,653	1,617	7,452	4,715

Total share-based compensation expense	$3,061	$1,903	$8,539	$5,506

Reconciliation of adjusted EBITDA
GAAP net income	$11,049	$10,832	$28,589	$23,618
Amortization of customer and trade name intangibles	1,129	1,103	3,388	3,186
Depreciation and other amortization included in cost of revenues, SG&A and other expenses	2,283	2,177	6,705	6,430
Interest expense included in other expense, net	162	535	536	1,754
Income tax provision	6,523	6,978	18,168	15,215

EBITDA	$21,146	$21,625	$57,386	$50,203

Share-based compensation expense	3,061	1,903	8,539	5,506

Adjusted EBITDA	$24,207	$23,528	$65,925	$55,709

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	September 30, 2013	December 31, 2012
ASSETS

Current assets:
Cash and cash equivalents	$52,121	$6,406
Accounts receivable, net	90,503	99,212
Other current assets	16,629	10,480
Deferred income taxes	5,512	5,544

Total current assets	164,765	121,642

Accounts receivable, long-term portion	1,098	1,187
Property and equipment, net	63,145	45,381
Non-current investments available-for-sale	2,078	2,037

Other assets:
Goodwill and other intangibles, net	161,639	166,811
Other	690	1,197

Total assets	$393,415	$338,255

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$30,136	$29,185
Deferred revenue	151,510	140,550

Total current liabilities	181,646	169,735

Revolving line of credit	—	18,000
Deferred income taxes	4,141	5,221
Shareholders’ equity	207,628	145,299

Total liabilities and shareholders’ equity	$393,415	$338,255

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2013	2012
Cash flows from operating activities:
Net income	$28,589	$23,618
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	10,093	9,616
Share-based compensation expense	8,539	5,506
Excess tax benefit from exercise of share-based arrangements	(13,200)	(3,283)
Changes in operating assets and liabilities, exclusive of effects of acquired companies	24,680	6,797

Net cash provided by operating activities	58,701	42,254

Cash flows from investing activities:
Proceeds from sales of investments	50	75
Cost of acquisitions, net of cash acquired	(181)	(15,229)
Additions to property and equipment	(20,262)	(6,351)
Decrease in other	271	41

Net cash used by investing activities	(20,122)	(21,464)

Cash flows from financing activities:
Decrease in net borrowings on revolving line of credit	(18,000)	(32,700)
Contributions from employee stock purchase plan	2,535	1,832
Proceeds from exercise of stock options	9,401	5,572
Excess tax benefit from exercise of share-based arrangements	13,200	3,283

Net cash provided (used) by financing activities	7,136	(22,013)

Net increase (decrease) in cash and cash equivalents	45,715	(1,223)
Cash and cash equivalents at beginning of period	6,406	1,326

Cash and cash equivalents at end of period	$52,121	$103